As filed with the Securities and Exchange Commission on April 18, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	6035	65-0377773
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Alfred R. Camner

Chairman of the Board

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:

Bridget Wong, Esq.

Alina Pastiu, Esq.

Camner, Lipsitz and Poller, P.A.

255 Alhambra Circle, Suite 1210

Coral Gables, Florida 33134

Telephone: (305) 461-1100

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Debt Securities
Class A Common Stock, par value $0.01 per share
Securities Purchase Contracts
Securities Purchase Units

(1)	An indeterminate principal amount or number of debt securities, class A common stock, par value $0.01 per share (the “class A common stock”), securities purchase contracts, securities purchase units, class A common stock as may be issued upon settlement of securities purchase contracts or securities purchase units that provide for exercise, settlement or conversion into or purchase of such securities of BankUnited Financial Corporation. Also includes an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange, of or purchase pursuant to, any securities registered hereunder that provide for conversion or exchange. Exclusive of accrued interest and distributions, if any.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement conversion or exchange of other securities.
(3)	In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of the registration fee except for $11,298 which is being paid in connection with the initial filing of this Registration Statement.

Prospectus

BankUnited Financial Corporation

Debt securities, Class A common stock, Securities purchase contracts, Securities purchase units

Unless otherwise stated or the context otherwise requires, references in this prospectus to “BankUnited,” the “Company,” “we,” “our,” or “us” refer to BankUnited Financial Corporation and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement will describe the specific amounts, prices and terms of the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information”.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriter, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of distribution” in this prospectus.

Each share of our class A common stock has one-tenth vote on matters on which its holder may vote. Our class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “BKUNA”.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2007.

i

Where you can find more information

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the SEC. You can read and copy the proxy statement, reports and registration statements (including the exhibits thereto) filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Rooms.

Our filings with the SEC are also available from its internet website at http://www.sec.gov. Our class A common stock is listed on the Nasdaq Global Select Market and our reports can also be inspected at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, DC 20006.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, well as the documents incorporated by reference in these documents, before making an investment decision.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following previously filed documents and all future documents that we will subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

(1) BankUnited’s Annual Report on Form 10-K for the year ended September 30, 2006 filed with the SEC on December 14, 2006;

(2) BankUnited’s Definitive Proxy Statement on Form 14A for the 2007 Annual Shareholders’ Meeting filed with the SEC on December 18, 2006;

(3) BankUnited’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 filed with the SEC on February 7, 2007;

(4) BankUnited’s Current Report on Form 8-K dated December 15, 2006 filed with the SEC on December 21, 2006;

(5) BankUnited’s Current Report on Form 8-K dated January 19, 2007 filed with the SEC on January 25, 2007;

(6) BankUnited’s Current Report on Form 8-K dated April 4, 2007 filed with the SEC on April 5, 2007;

(7) The description of our class A common stock contained in BankUnited’s Current Report on Form 8-K dated March 5, 1993, filed with the SEC to register our class A common stock under Section 12(g) of the Exchange Act.

This prospectus incorporates documents by reference which are not presented or delivered with this prospectus. You may review and obtain these documents at our internet website at www.bankunited.com, provided that no other information on our website shall be deemed incorporated by reference. To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: BankUnited Financial Corporation, Attn: Investor Relations Officer, 255 Alhambra Circle, Coral Gables, Florida 33134, (305) 569-2000.

Forward-looking statements

This prospectus and any accompanying prospectus supplement and documents incorporated by reference may contain or incorporate by reference certain forward-looking statements. Statements that are not historical in nature, such as those using the word “anticipate,” “estimate,” “should,” “may,” “can,” “plan,” “target,” “expect,” “could,” “intend,” “believe,” “seek,” “project” and similar expressions, are forward-looking statements. Actual results or performance could differ from those implied or contemplated by such statements.

These forward-looking statements are subject to certain risks and uncertainties, including, among others: general business and economic conditions, either nationally or regionally; fiscal and monetary policies; significant weather events such as hurricanes; changes or fluctuations in the interest rate environment; a deterioration in credit quality and/or a reduced demand for credit; reduced deposit flows and loan demand; real estate values and market conditions, competition from other financial service companies in our markets; legislative or regulatory changes, including, among others, changes in accounting standards, guidelines and policies; the issuance or redemption of additional equity or debt securities by us; the concentration of operations in south Florida, if Florida business or economic conditions decline; reliance on other companies for products and services; the impact of war and the threat and impact of terrorism; volatility in the market price of our common stock; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting our operations, price, products and delivery of services. Other factors that could cause actual results to differ materially are: (i) other risks and uncertainties described from time to time in our filings with the SEC, (ii) the risk factors or uncertainties set forth in this prospectus, any prospectus supplements or any document incorporated by reference, and (iii) other risks and uncertainties that have not been identified at this time.

Information in this prospectus or any prospectus supplement, including the information incorporated by reference, is current only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this prospectus or any prospectus supplement might not occur.

BankUnited Financial Corporation

We are the holding company for BankUnited, FSB (the “Bank”), the largest banking institution headquartered in Florida as measured by assets and deposits. Our primary business consists of the Bank’s operations. We offer a full spectrum of consumer and commercial banking products and services to consumers and businesses located primarily in Florida. We operate a community banking platform complemented by a national mortgage origination business anchored in Florida.

Our community banking platform focuses on the Florida market, which we believe is one of the most attractive markets in the county. We target retail and business customers in our Florida market who seek a banking institution with local market expertise, a broad product set, and people empowered to act quickly and decisively. We offer a banking alternative to the area’s residents and businesses that we believe are not being adequately serviced by the large super-regional banks. Through a micro-market strategy we are focused on providing superior service to our Florida customers by delivering products and services matched directly to their needs. In addition, we have leveraged our consumer lending and underwriting experience through a nationwide mortgage origination effort.

Our executive office is located at 255 Alhambra Circle, Coral Gables, Florida 33134, our telephone number is (305) 569-2000.

Use of proceeds

Except as may be otherwise disclosed in the prospectus supplement relating to an offering of securities, we intend to use the net proceeds of the offering for general corporate purposes. These purposes may include expanding our operations through new branch offices and operations centers, possible acquisitions, acquiring our debt and equity securities, if available on favorable terms, redeeming outstanding debt, investing in loans and mortgage-backed or other securities and funding working capital needs.

The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. BankUnited may invest any funds it does not require immediately in marketable securities and short-term investments.

Ratio of earnings to combined fixed charges and

preferred stock dividend requirements

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividend requirements on an historical basis for each of the five fiscal years in the period ended September 30, 2006, and for the six-month period ended March 31, 2007. For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense (including interest on deposits), amortization of debt discount or premium, and preferred stock dividends on a pre-tax basis.

	Six months ended March 31, 2007	Year ended September 30,
		2006	2005	2004	2003	2002

Ratio of earnings to fixed charges and preferred stock dividends	1:26:1	1.27:1	1:14:1	1:38:1	1:27:1	1:22:1

Description of securities

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to the indenture, dated April 18, 2007, between BankUnited and The Bank of New York, as trustee, relating to the issuance of each series of senior debt securities by BankUnited (the “Indenture”) and the other documents underlying the rights of each of the securities which will be incorporated by reference into the registration statement and will be made available at the time of issuance of any class of securities.

Description of debt securities

Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that BankUnited may offer by this prospectus. The debt securities will be issued as senior debt securities. References to “BankUnited”, “we”, ”our”, “us” and “the Company” in this section are to BankUnited Financial Corporation only and exclude its subsidiaries.

The senior debt securities will be governed by the Indenture. The Indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the Indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the Indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following its execution.

The Indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of terms used in the Indenture. Your rights are defined by the terms of the Indenture, not the summary provided herein. Whenever we refer to defined terms of the Indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the Indenture and not this summary that defines your rights. There may be other provisions which also are important to you. The Indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where you can find more information” for information on how to obtain a copy of the Indenture.

General

BankUnited may issue an unlimited amount of debt securities under the Indenture in one or more series. The Company is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of BankUnited will be unsecured obligations.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of BankUnited or in one or more officers’ certificates of BankUnited pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

•

the interest rate which the debt securities will bear and/or the method for determining the interest rate, the date from which that interest will accrue and the interest payment dates for the debt securities, as well as any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

•	restrictions on the declaration of dividends on our capital stock (other than dividends in such stock); and

•	any other terms of the debt securities.

Ranking

The senior debt securities will be our direct unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank without preference or equally among themselves and will rank equally with our existing and future unsecured senior indebtedness. The senior debt securities will be effectively subordinated to any of our indebtedness which is secured to the extent of the value of the pledged assets. The debt securities are obligations of BankUnited exclusively, and are not the obligations of any of our subsidiaries. The senior debt securities will also be effectively subordinated to the liabilities of our subsidiaries including for bank deposits.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities.

Covenants

Under the Indenture, we will covenant to:

•	pay the principal of, and interest and any premium (if any) on, the debt securities when due;

•	maintain a place of payment;

•	deliver a certificate to the trustee within 120 days after the end of each fiscal year reviewing our obligations under the Indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, mergers and sales

The Indenture provides that we will not consolidate with or merge with or into any other corporation, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of the properties and assets of BankUnited and its subsidiaries on a consolidated basis to any entity, unless:

•

either we are the continuing corporation or such corporation into which we are merged or the entity which acquires by conveyance or transfer, or which leases, all or substantially all our and our subsidiaries’ properties and assets on a consolidated basis shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia, and shall expressly assume by supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, our obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the debt securities and the performance and observance of every covenant of this Indenture on our part to be performed or observed;

•	no default or event of default is existing immediately after giving effect to the transaction; and

•

BankUnited or such entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Events of default

The Indenture provides that any one of the following events is an event of default with respect to debt securities of any series:

•	failure to pay any interest due on any debt security of that series for 30 days;

•	failure to pay the principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

•	failure in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the Indenture;

•

failure to perform any other covenant or agreement in the Indenture applicable to that series which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization involving our company; or

•	any other event of default listed in the Indenture for debt securities of that series.

We are required to file annually with the trustee an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of such debt securities to do so.

If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the Indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders’ request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the Indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the Indenture with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or waiver

We and the trustee may modify and amend the Indenture with the consent of the holders of not less than a majority in principal amount of all the outstanding securities of a series. The consent of the holder of each outstanding debt security of a series is required in order to:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

•	reduce the principal amount or the rate of interest on or any premium payable upon the redemption of such series (except as may be expressly provided by the terms of such debt securities);

•	reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

•	adversely affect any right of repayment at the option of the holder of any debt security of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

•

reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the Indenture or to consent to any waiver under the Indenture or reduce the requirements for voting or quorum described below;

•	reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

•	modify any of the above requirements.

We and the trustee may modify and amend the Indenture without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to us as obligor under the Indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to change or eliminate any provisions of the Indenture but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

•	secure the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to close the Indenture with respect to the authentication and delivery of additional series of debt securities;

•	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision in the Indenture, or

•

to make any other provisions with respect to matters or questions arising under the Indenture; provided such action shall not adversely affect the interest of the holders of debt securities of any series in any material respect; or

•

to supplement the provisions of the Indenture as necessary to facilitate the defeasance and discharge of the debt securities, provided such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in aggregate principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the Indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the Indenture at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

•	there will be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge and defeasance

Under the terms of the Indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the Indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1) either

(a) all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid, and (ii) debt securities of such series for whose payment money has theretofore been deposited in trust with the trustee or any paying agent or segregated and held in trust by us and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(b) all debt securities of such series (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds to be held in trust for such purpose an amount in the currency in which the debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2) we have paid or caused to be paid all other sums payable hereunder by us; and

(3) we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”) by satisfying the conditions to defeasance or covenant defeasance, as the case may be, including, among other things:

(1) we shall irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (A) an amount (in such currency in which such debt securities are then specified as payable at stated maturity), or (B) government obligations applicable to such debt securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, (i) the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such debt securities;

(2) no default or event of default with respect to such debt securities shall have occurred and be continuing on the date of such deposit or, insofar as the bankruptcy-related events of default are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(4) in the case of defeasance, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(5) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Financial information

While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports, current reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Payment, registration and transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the Indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

The debt securities will be issued as registered securities. The debt securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. The debt securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

In the event of any redemption of debt securities, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Governing law

The Indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of securities purchase contracts

and securities purchase units

This section describes the general terms of the securities purchase contracts and securities purchase units that BankUnited may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus. References to “BankUnited”, “we”, “our” and “us” in this section are to BankUnited Financial Corporation only and exclude its subsidiaries.

BankUnited may issue securities purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of class A common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of class A common stock or preferred stock may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of class A common stock or preferred stock issuable pursuant to the securities purchase contracts upon certain events. The securities purchase contracts may be issued separately or as a part of units consisting of a securities purchase contract and, as security for the holder’s obligations to purchase the shares under the securities purchase contracts, either (a) our senior debt securities, or (b) debt obligations of third parties, including U.S. Treasury securities. The securities purchase contracts may require us to make periodic payments to the holders of the securities purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract. The securities purchase contract will be made publicly available in a filing we will make with the SEC with respect to any issuance of securities purchase contracts and securities purchase units.

Description of capital stock

Set forth below is a summary of certain terms and provisions of BankUnited’s capital stock, which is qualified in its entirety by reference to our Articles of Incorporation and to the Statements of Designation, which have been filed with the Secretary of State of the State of Florida and with the SEC setting forth the resolutions establishing the rights and preferences of our capital stock. Copies of the Articles of Incorporation and Statements of Designation have been incorporated by reference into this prospectus supplement. References to “BankUnited”, “we”, “our” and “us” in this section are to BankUnited Financial Corporation only and exclude its subsidiaries.

Under our Articles of Incorporation, the authorized but unissued and unreserved shares of our capital stock are available for issuance for general corporate purposes, including, but not limited to, possible stock dividends, future mergers or acquisitions, officer, director and employee compensation or private or public offerings. Except as may otherwise be required, stockholder approval will not be required for the issuance of those shares.

The following table sets forth all classes of capital stock currently outstanding, and stock options held, as of March 31, 2007, as well as the amount of our class A common stock that would be outstanding upon exercise or conversion of all outstanding options and convertible securities (excluding our convertible senior notes):

	Shares and Options Outstanding	Class A Common Stock upon Conversion of all Outstanding Options and Convertible Securities

Class A common stock(1)(2)	35,997,452	—
Class B common stock(2)	504,747	504,747

Series B preferred stock(2)	1,042,433	1,559,376
Stock Options
Class A common stock	2,274,691	2,274,691
Class B common stock	94,500	94,500
Series B preferred stock	940,745	1,407,260

(1)	Does not include shares issuable upon conversion of our convertible senior notes.
(2)	“Shares and Options Outstanding” does not include 909,113 shares of class A common stock, and 70,609 shares of class B common stock held as treasury stock, 10,729 shares of class A common stock, 1,526 Restricted Stock Units, 175,591 shares of class B common stock and 26,720 shares of Series B Preferred stock held in rabbi trusts and which are included in the “Class A Common Stock upon Conversion of all Outstanding Options and Convertible Securities” column.

Class A common stock

Our Articles of Incorporation authorize the issuance, in series, of up to 100 million shares of class A common stock and permit our Board of Directors (the “Board”) to establish the rights and preferences of each series of class A common stock, par value $0.01 per share. As of March 31, 2007, 36,917,314 shares of class A common stock were issued, 35,997,452 shares were outstanding and 5,890,646 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of other classes of stock, as described below.

Dividends.    The holders of the class A common stock are entitled to dividends when and if declared by our Board out of funds legally available therefor, which may be declared solely on the class A common stock or for not less than 110% of the amount per share of any dividend declared on the class B common stock. The payment of dividends by us will depend on our net income, financial condition, regulatory requirements and other factors deemed relevant by our Board. Our Board has declared its ninth consecutive cash dividend of one-half cent ($0.005) per share. Prior to that time, we generally did not pay cash dividends on our class A common stock. We anticipate that we will continue to declare and pay such dividends on a quarterly basis subject to termination at any time at the sole discretion of our Board. See “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2006 for a discussion of certain factors relating to our ability to pay dividends.

Voting rights.    Each share of class A common stock entitles the holder thereof to one-tenth vote on all matters upon which stockholders have the right to vote. The class A common stock does not have cumulative voting rights in the election of directors.

Liquidation.    In the event of our liquidation, dissolution or winding up, the holders of shares of class A common stock are entitled to share equally with the holders of shares of class B common stock, after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our Preferred Stock, in our remaining assets.

No preemptive rights; redemption; assessability.    Holders of shares of class A common stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The class A common stock is not subject to call or redemption and, as to shares of class A common stock currently outstanding, are fully paid and non-assessable. When the shares of class A common stock issued upon settlement of securities purchase contracts or securities purchase units that provide for exercise or conversion into or purchase of such securities of the Company, such shares will be fully paid and non-assessable.

Class B common stock

Our Articles of Incorporation authorize the issuance of up to 3 million shares of class B common stock, all of which have the rights and preferences described below. Officers and directors of the Company hold the majority of the class B common stock. As of March 31, 2007, 750,947 shares of class B common stock were issued and 504,747 shares were outstanding and 3,276,697 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of unrestricted Series B Preferred Stock, as described below.

Dividends.    The holders of class B common stock are entitled to dividends when and if declared by our Board out of funds legally available therefor. The payment of dividends on the class B common stock is subject to the right of the holders of the class A common stock to receive a dividend per share of 110% of the amount per share of any dividend declared on the class B common stock.

Voting rights.    Each share of class B common stock entitles the holder thereof to one vote on all matters upon which stockholders have the right to vote. The class B common stock does not have cumulative voting rights.

Convertibility.    Each share of class B common stock is convertible at any time at the option of the holder into one share of class A common stock, subject to adjustment upon the occurrence of certain events.

Liquidation.    In the event of our liquidation, dissolution or winding up, the holders of shares of class B common stock are entitled to share equally with the holders of shares of class A common stock in our remaining assets after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our preferred stock.

No preemptive rights; redemption; assessability.    Holders of shares of class B common stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The outstanding shares of the class B common stock are not subject to call or redemption and is fully paid and non-assessable.

Preferred stock

We are including a discussion on the preferred stock to illustrate how the rights of the preferred stock limit, qualify, or affect the rights of our common stock.

Our Articles of Incorporation authorize the issuance, in series, of up to 10 million shares of preferred stock (the “preferred stock”) and permits our Board to establish the rights and preference of each of such series and to increase the number of shares in any of the series.

Noncumulative convertible preferred stock, Series B

As of March 31, 2007, 1,069,153 shares of series B preferred stock were issued, 1,042,433 shares were outstanding, and 940,745 shares were reserved for issuance under our stock option and stock bonus plans.

Officers and directors of the Company hold the majority of the Class B common stock.

Dividends.    The quarterly dividend requirement for series B preferred stock outstanding as of March 31, 2007 is $132,571 and our total annual dividend requirement for all of our series B preferred stock outstanding as of March 31, 2007 is $530,284.

Voting rights.    Each share of series B preferred stock is entitled to two and one-half votes per share on all matters submitted to the vote of stockholders. The series B preferred stock does not have cumulative voting rights in the election of directors.

The series B preferred stock is permitted to elect two directors for the Board if we fail to declare and pay dividends for six or more dividend periods payable on the series B preferred stock, whether or not those periods are consecutive. The right to elect directors would be revoked once we pay dividends in four consecutive periods.

Conversion rights.    Each share of series B preferred stock is convertible into 1.4959 shares of class B common stock, subject to adjustment on the occurrence of certain events.

Liquidation.    In the event of any liquidation, dissolution or winding up, the holders of the series B preferred stock will be entitled to a preference on liquidation of $7.375 per share, if the liquidation is involuntary, prior to any distribution of any assets to the holders of any series of class A common stock. Such holders shall be entitled to receive the redemption price per share applicable to such stock at the time of liquidation if the liquidation is voluntary.

Redemption.    Unless earlier redemption is approved by the holders of at least 50% of the outstanding shares of the series B preferred stock, the series B preferred stock is redeemable after September 30, 2007 at a redemption price of $7.375 per share.

Rank.    The series B preferred stock ranks senior to the class A common stock and class B common stock as to dividend rights, rights upon our liquidation, dissolution or winding up, and redemption rights.

No preemptive rights; assessability.    Holders of our preferred stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The outstanding preferred stock is fully paid and non-assessable.

No other rights

Shares of our stock do not have any preference, voting powers or relative, participating, option or other special rights, except as set forth above or in our Articles of Incorporation or as otherwise required by law.

Certain anti-takeover provisions

Certain provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. Our Board believes that the provisions of our Articles of Incorporation and Bylaws described below are prudent and in our best interests and in the best interests of our stockholders. Although these provisions may discourage a future takeover attempt in which stockholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, our Board believes that the benefits of these provisions outweigh their possible disadvantages. We are not aware of any current effort to effect a change in control.

In addition, we have opted not to be governed by the affiliated transactions and control-share acquisitions provisions of the Florida Business Corporation Act. Florida’s control-share acquisitions statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control-share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer, directly or indirectly, alone or as part of a group, to have voting power within the following ranges or to move upward from one range into another: (i) 20% or more but not less than 33 1/3%; (ii) 33 1/3%, or more but not less than 50%; or (iii) 50% or more of all voting power. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control-share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control-share acquisitions statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board prior to the acquisition.

Directors.    Our Board is divided into three classes of directors serving staggered three-year terms. Vacancies on the Board may be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Our Bylaws currently provide that our Board of Directors shall consist of not less than 5 nor more than 12 members.

Under Florida law, a director elected by our stockholders may be removed without cause by a vote of the stockholders. In addition, our Bylaws require minimum attendance standards at regular meetings of the Board as a continuing qualification for membership on the Board. Failure to fulfill this requirement constitutes automatic resignation from the Board.

Cumulative voting.    Stockholders may not cumulate their votes in the election of directors.

Capital structure.    Our Board may authorize for issuance various series of class A common stock and Preferred Stock with different voting rights. Our Board is authorized to establish the rights and preferences of such stock and issue such shares, subject to stockholder approval in certain circumstances.

Transfer agent

The transfer agent for our class A common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. We will apply to Nasdaq Global Select Market or any securities exchange on which our class A common stock are listed to list any additional class A common stock to be sold pursuant to this prospectus.

Plan of distribution

BankUnited may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may designate agents from time to time who will solicit offers to purchase securities from time to time. We will identify any such agent, and any commissions payable by the Company to such agent, in the applicable prospectus supplement. Unless otherwise indicated in that prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. We will set forth the names of the specific managing underwriting or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including the purchase price of the securities, the proceeds to be received by us, and commissions, discounts and any other compensation of the underwriters and dealers, if any, in the applicable prospectus supplement. If underwriters are utilized in the sale of any securities, the underwriters will acquire the securities for their own account and they may resell the securities from time to time in one or more transactions, including, but not limited to:

•	negotiated transactions;
•	transactions at a fixed public offering price or prices, which may be changed;
•	transactions at market prices prevailing at the time of sale;
•	transactions at prices related to prevailing market prices; or
•	transactions at negotiated prices.

Either underwriting syndicates represented by managing underwriters or one or more underwriters directly may offer securities to you. If any underwriter or underwriters are utilized in the sale or securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of that securities will be obligated to purchase all of those securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price set forth in the applicable prospectus supplement (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the Company will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. We will set forth the name of the dealer and the terms of the transaction in the related prospectus supplement.

We may solicit offers to purchase securities directly from institutional investors and we may sell securities directly to institutional investors or others. Those parties may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. We will describe the terms of any such sales in the related prospectus supplement.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Any class A common stock sold will be listed on the Nasdaq Global Select Market, upon official notice of issuance. Any underwriters to whom securities are sold by BankUnited for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Camner, Lipsitz and Poller, P.A., Coral Gables, Florida. Alfred R. Camner, our Chairman of the Board and Chief Executive Officer, is the senior managing director and a stockholder of Camner, Lipsitz and Poller, P.A. As of March 31, 2007, directors and employees of Camner, Lipsitz and Poller, P.A. participating in the representation of us in connection with the preparation of this prospectus beneficially own an aggregate of 274,706 shares of class A common stock, 262,820 shares of class B common stock and 1,633,230 shares of Series B Preferred Stock (including shares that may be acquired by the exercise of options within 60 days, but not including shares received upon the conversion of other classes of stock). Errin E. Camner, Managing Director of Camner, Lipsitz and Poller, P.A. is the daughter of Alfred R. Camner. See “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2006.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14.    Other expenses of issuance and distribution.

The expenses in connection with the offering of the securities to which this Registration Statement relates which will be borne by the Company, are as set forth below. With the exception of the SEC filing fee, all amounts shown are estimates.

	Amount

SEC registration fee	$11,298	*
Legal fees and expenses	$700,000
Accounting fees and expenses	$225,000
Trustee fees and expenses	$12,900
Printing and mailing expenses	$61,000
Blue sky fees and expenses	$5,000
Miscellaneous	$5,000

TOTAL	$1,020,198

*	An initial fee of $11,298 is being paid in connection with the initial filing of this registration statement. Additional SEC registration fees payable in respect of this registration statement are being deferred pursuant to Rule 456(b) and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.    Indemnification of directors and officers.

Article IX of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

The Bylaws of the Company provide that the Company will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Company for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys’ fees. Such indemnification may only be made, however, if final judgment on the merits is in his or her favor other than on the merits, if a majority of the Board of Directors of the Company determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the Company.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of the defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

Item 16.    Exhibits.

The following is a list of Exhibits to this Registration Statement:

1.1	Underwriting Agreement. †

3.1	Articles of Incorporation of BankUnited, as amended (incorporated by reference to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).

3.2	Articles of Amendment to Articles of Incorporation of BankUnited, as amended (incorporated by reference to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on February 7, 2007).

3.3	Bylaws of BankUnited, as amended (incorporated by reference to Exhibit 3.2 to BankUnited’s Annual Report on Form 10-K filed with the Commission on December 30, 2002).

3.4	Statement of Designation of Series 1 class A common stock and class B common stock of BankUnited (incorporated by reference to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).

4.1	Indenture, dated April 18, 2007, between BankUnited and The Bank of New York, as Trustee.*

4.2	Form of Purchase Contract. †

4.3	Form of Securities Purchase Unit.†

4.4	Form of Supplemental Indenture. †

4.5	Form of Debt Security. †

5.1	Opinion of Camner, Lipsitz and Poller, P.A.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Camner, Lipsitz and Poller, P.A. (included in Exhibit 5.1 to this Registration Statement).*

24.1	Power of attorney (included on the signature page in Part II of this Registration Statement).*

25.1	Statement of Eligibility and Qualifications of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated April 18, 2007.*

†	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
*	Filed herewith.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on April 18, 2007.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ ALFRED R. CAMNER
Name:	Alfred R. Camner
Title:	Chairman of the Board and Chief Executive Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Alfred R. Camner, Lawrence H. Blum and Ramiro A. Ortiz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Registration Statement on Form S-3 for the registration of an undesignated amount of Securities of BankUnited Financial Corporation and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed on April 18, 2007 by the following persons in the capacities indicated.

/s/ ALFRED R. CAMNER Alfred R. Camner	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAWRENCE H. BLUM Lawrence H. Blum	Vice Chairman of the Board and Director and Secretary

/s/ RAMIRO A. ORTIZ Ramiro A. Ortiz	President, Chief Operating Officer and Director

/s/ HUMBERTO L. LOPEZ Humberto L. Lopez	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ BERNARDO M. ARGUDIN Bernardo M. Argudin	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ TOD ARONOVITZ Tod Aronovitz	Director

/s/ ALLEN M. BERNKRANT Allen M. Bernkrant	Director

/s/ LAUREN CAMNER Lauren Camner	Director

/s/ MARC D. JACOBSON Marc D. Jacobson	Director

/s/ HARDY C. KATZ Hardy C. Katz	Director

/s/ NEIL H. MESSINGER Neil H. Messinger	Director

/s/ ALBERT E. SMITH Albert E. Smith	Director

/s/ BRADLEY S. WEISS Bradley S. Weiss	Director

Exhibit index

Exhibit number	Description
4.1	Indenture, dated April 18, 2007, between BankUnited and The Bank of New York, as Trustee

5.1	Opinion of Camner, Lipsitz and Poller, P.A.

23.1	Consent of PricewaterhouseCoopers LLP.

25.1	Statement of Eligibility and Qualifications of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated April 18, 2007.